Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Monday, February 23, 2015		(415) 384-3584
Mike McMahon
Investor Relations
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND

FOR THE FIRST QUARTER OF 2015

MILL VALLEY, CA – Monday, February 23, 2015 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.28 per share. The first quarter 2015 dividend is payable on March 31, 2015 to stockholders of record on March 17, 2015.

“The payment of regular dividends remains a priority for Redwood,” said Marty Hughes, Redwood’s CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.